Exhibit 99.1

Contact:	Adam N. Satterfield
Senior Vice President, Finance and Chief Financial Officer
(336) 822-5721

OLD DOMINION FREIGHT LINE REPORTS THIRD QUARTER 2019

EARNINGS PER DILUTED SHARE OF $2.05

THOMASVILLE, N.C. – (October 24, 2019) – Old Dominion Freight Line, Inc. (Nasdaq: ODFL) today announced financial results for the three-month and nine-month periods ended September 30, 2019, which include the following:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(In thousands, except per share amounts)	2019	2018	% Chg.	2019	2018	% Chg.
Total revenue	$1,048,457	$1,058,233	(0.9)%	$3,099,905	$3,016,751	2.8%
LTL services revenue	$1,035,093	$1,041,854	(0.6)%	$3,058,864	$2,971,399	2.9%
Other services revenue	$13,364	$16,379	(18.4)%	$41,041	$45,352	(9.5)%
Operating income	$217,527	$228,385	(4.8)%	$630,442	$598,206	5.4%
Operating ratio	79.3%	78.4%		79.7%	80.2%
Net income	$164,099	$173,442	(5.4)%	$471,494	$446,209	5.7%
Diluted earnings per share	$2.05	$2.12	(3.3)%	$5.85	$5.43	7.7%
Diluted weighted average shares outstanding	79,989	81,976	(2.4)%	80,589	82,166	(1.9)%

“Old Dominion’s financial results for the third quarter of 2019 reflect the challenging operating environment,” said Greg C. Gantt, President and Chief Executive Officer of Old Dominion Freight Line.  “The domestic economy remained sluggish during the quarter, and the general softness in demand contributed to our first quarter-over-quarter decline in revenue since the second quarter of 2016.  While our tonnage declined as compared to the third quarter of 2018, we were pleased with the ongoing improvement in our yield. Importantly, we also maintained our superior service record with on‑time performance of 99% and a cargo claims ratio of 0.2%.

“Our revenue in the third quarter of 2019 included a 5.2% reduction in LTL tonnage per day that was partially offset by a 4.4% increase in LTL revenue per hundredweight. Excluding fuel surcharges, our LTL revenue per hundredweight increased 5.8%, as we maintained our disciplined approach to yield management despite the market competitiveness.  We intend to continue with our same long-term approach by focusing on providing shippers with an unmatched value proposition that combines consistent, cost-based pricing with a commitment to superior service.

“Our operating ratio for the third quarter of 2019 was 79.3%, as the decline in revenue had a deleveraging effect on many of our operating expenses while certain employee benefit costs were higher due to the increase in the price of our common stock during the quarter. In addition, our miscellaneous expenses included a net loss of $4.9 million on the disposal of property and equipment.  The resulting increase in our overhead costs as a percent of revenue more than offset the improvement in direct operating costs during the quarter.  Our direct operating costs decreased as a percent of revenue primarily due to our continued focus on cost management and an increase in the efficiency of our operations.”

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ODFL Reports Third-Quarter Financial Results

October 24, 2019

Cash Flow and Use of Capital

Old Dominion’s net cash provided by operating activities was $285.6 million for the third quarter of 2019 and $747.5 million for the first nine months of the year. The Company had $322.3 million in cash and cash equivalents at the end of the third quarter of 2019.

Capital expenditures were $140.4 million for the third quarter of 2019 and $370.3 million for the first nine months of the year. The Company expects its capital expenditures for 2019 to total approximately $480 million, including planned expenditures of $220 million for real estate and service center expansion projects; $165 million for tractors and trailers; and $95 million for information technology and other assets.

Old Dominion returned $54.2 million of capital to its shareholders in the third quarter of 2019 and $246.4 million for the first nine months of the year. For the first nine months, this total consisted of $205.3 million of share repurchases and $41.0 million of cash dividends.

Summary

Mr. Gantt concluded, “We are pleased with the consistent execution of our strategy this year.  We will continue to focus on managing the fundamental aspects of our business that we can control and adhere to a proven business model that has served us well throughout many economic cycles.  Our consistent ability to deliver superior service at a fair price has been a critical competitive differentiator in the LTL industry.  In addition, the ongoing investment in our service center network provides us with the necessary capacity to win additional market share, especially in favorable economic conditions.  We remain confident that through continued successful execution of this strategy, we will create further growth in long-term shareholder value.”

Old Dominion will hold a conference call to discuss this release today at 10:00 a.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to ir.odfl.com. Please log on at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at this website shortly after the call and will be available for 30 days. A telephonic replay will also be available through November 1, 2019, at (719) 457-0820, Confirmation Number 3218857.

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the competitive environment with respect to industry capacity and pricing, including the use of fuel surcharges, which could negatively impact our total overall pricing strategy and our ability to cover our operating expenses; (2) our ability to collect fuel surcharges and the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for diesel fuel and other petroleum-based products; (3) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (4) the challenges associated with executing our growth strategy, including our ability to successfully consummate and integrate any acquisitions; (5) changes in our goals and strategies, which are subject to revision at any time at our discretion; (6) various economic factors such as recessions, downturns in the economy, global uncertainty and instability, changes in international trade policies, changes in U.S. social, political, and regulatory conditions or a disruption of financial markets, which may decrease demand for our services or increase our costs; (7) the impact of changes in tax laws, rates, guidance and interpretations, including those related to certain provisions of the Tax Cuts and Jobs Act; (8) increases in driver and maintenance technician compensation or difficulties attracting and retaining qualified drivers and maintenance technicians to meet freight demand; (9) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers’ compensation, group health and group dental, including increased premiums, adverse loss development, increased self-insured retention or deductible levels and claims in excess of insured coverage levels; (10) cost increases associated with employee benefits, including costs associated with employee healthcare plans; (11) the availability and cost of capital for our significant ongoing cash requirements; (12) the availability and cost of new equipment and replacement parts, including regulatory changes and supply constraints that could impact the cost of these assets; (13) decreases in demand for, and the value of, used equipment; (14) the availability and cost of diesel fuel; (15) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental

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ODFL Reports Third-Quarter Financial Results

October 24, 2019

laws, engine emissions standards, hours-of-service for our drivers, driver fitness requirements and new safety standards for drivers and equipment; (16) the costs and potential liabilities related to various legal proceedings and claims that have arisen in the ordinary course of our business, some of which include collective and/or class action allegations; (17) the costs and potential liabilities related to governmental proceedings, inquiries, notices or investigations; (18) the costs and potential liabilities related to our international business relationships; (19) the costs and potential adverse impact of compliance with, or violations of, current and future rules issued by the Department of Transportation, the Federal Motor Carrier Safety Administration (the “FMCSA”) and other regulatory agencies; (20) the costs and potential adverse impact of compliance associated with FMCSA’s electronic logging device (“ELD”) regulations and guidance, including the transition of our fleet and safety management systems from our legacy electronic automatic on-board recording devices to a new ELD hardware and software platform; (21) seasonal trends in the less-than-truckload industry, including harsh weather conditions and disasters; (22) our ability to retain our key employees and continue to effectively execute our succession plan; (23) the concentration of our stock ownership with the Congdon family; (24) the costs and potential adverse impact associated with future changes in accounting standards or practices; (25) potential costs and liabilities associated with cyber incidents and other risks with respect to our systems and networks or those of our third-party service providers, including system failure, security breach, disruption by malware or ransomware or other damage; (26) failure to comply with data privacy, security or other laws and regulations; (27) failure to keep pace with developments in technology, any disruption to our technology infrastructure, or failures of essential services upon which our technology platforms rely, which could cause us to incur costs or result in a loss of business; (28) the costs and potential adverse impact associated with transitional challenges in upgrading or enhancing our technology systems; (29) damage to our reputation through unfavorable perceptions or publicity, including those related to environmental, social and governance issues, cybersecurity and data privacy concerns; (30) the costs and potential adverse impact of compliance with anti-terrorism measures on our business; (31) dilution to existing shareholders caused by any issuance of additional equity; (32) the impact of a quarterly cash dividend or the failure to declare future cash dividends; (33) recent and future volatility in the market value of our common stock; (34) the impact of certain provisions in our articles of incorporation, bylaws, and Virginia law that could discourage, delay or prevent a change in control of us or a change in our management; and (35) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the SEC. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements as (i) these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

Old Dominion Freight Line, Inc. is a leading, less-than-truckload (“LTL”), union-free motor carrier providing regional, inter-regional and national LTL services through a single integrated organization. Our service offerings, which include expedited transportation, are provided through an expansive network of service centers located throughout the continental United States. Through strategic alliances, the Company also provides LTL services throughout North America. In addition to its core LTL services, the Company offers a range of value-added services including container drayage, truckload brokerage and supply chain consulting.

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ODFL Reports Third-Quarter Financial Results

October 24, 2019

OLD DOMINION FREIGHT LINE, INC.
Statements of Operations

	Third Quarter				Year to Date
(In thousands, except per share amounts)	2019		2018		2019		2018
Revenue	$1,048,457	100.0%	$1,058,233	100.0%	$3,099,905	100.0%	$3,016,751	100.0%

Operating expenses:
Salaries, wages & benefits	533,451	50.9%	536,513	50.7%	1,588,378	51.2%	1,560,073	51.7%
Operating supplies & expenses (1)	117,343	11.2%	127,557	12.0%	361,110	11.7%	370,059	12.3%
General supplies & expenses	33,633	3.2%	31,209	3.0%	97,584	3.2%	91,076	3.0%
Operating taxes & licenses	29,117	2.8%	27,952	2.6%	87,572	2.8%	82,905	2.8%
Insurance & claims	11,280	1.1%	12,069	1.1%	34,039	1.1%	34,510	1.1%
Communications & utilities	8,098	0.8%	8,215	0.8%	22,071	0.7%	22,700	0.8%
Depreciation & amortization	63,493	6.0%	58,086	5.5%	189,137	6.1%	167,802	5.6%
Purchased transportation	23,063	2.2%	25,373	2.4%	68,218	2.2%	73,157	2.4%
Miscellaneous expenses, net	11,452	1.1%	2,874	0.3%	21,354	0.7%	16,263	0.5%

Total operating expenses	830,930	79.3%	829,848	78.4%	2,469,463	79.7%	2,418,545	80.2%

Operating income	217,527	20.7%	228,385	21.6%	630,442	20.3%	598,206	19.8%

Non-operating (income) expense:
Interest expense	3	0.0%	29	0.0%	285	0.0%	51	0.0%
Interest income	(1,714)	(0.2)%	(778)	(0.1)%	(4,966)	(0.2)%	(1,902)	(0.1)%
Other expense (income), net	844	0.1%	(70)	(0.0)%	768	0.0%	1,895	0.1%

Income before income taxes	218,394	20.8%	229,204	21.7%	634,355	20.5%	598,162	19.8%

Provision for income taxes	54,295	5.1%	55,762	5.3%	162,861	5.3%	151,953	5.0%

Net income	$164,099	15.7%	$173,442	16.4%	$471,494	15.2%	$446,209	14.8%

Earnings per share:
Basic	$2.05		$2.12		$5.86		$5.44
Diluted	2.05		2.12		5.85		5.43

Weighted average outstanding shares:
Basic	79,880		81,885		80,474		82,068
Diluted	79,989		81,976		80,589		82,166

(1)	Operating supplies and expenses includes building and office equipment rents that were separately disclosed on our Statements of Operations in prior periods.

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ODFL Reports Third-Quarter Financial Results

October 24, 2019

OLD DOMINION FREIGHT LINE, INC.
Operating Statistics

	Third Quarter			Year to Date
	2019	2018	% Chg.	2019	2018	% Chg.
Work days	64	63	1.6%	191	191	0.0%
Operating ratio	79.3%	78.4%		79.7%	80.2%
LTL intercity miles (1) (2)	163,061	170,907	(4.6)%	486,600	501,841	(3.0)%
LTL tons (1)	2,279	2,367	(3.7)%	6,792	7,104	(4.4)%
LTL tonnage per day	35,609	37,571	(5.2)%	35,560	37,194	(4.4)%
LTL shipments (1)	2,951	3,042	(3.0)%	8,740	8,879	(1.6)%
LTL shipments per day	46,109	48,286	(4.5)%	45,759	46,487	(1.6)%
LTL revenue per intercity mile (2)	$6.39	$6.07	5.3%	$6.30	$5.93	6.2%
LTL revenue per hundredweight	$22.87	$21.90	4.4%	$22.57	$20.94	7.8%
LTL revenue per hundredweight, excluding fuel surcharges	$19.95	$18.86	5.8%	$19.65	$18.13	8.4%
LTL revenue per shipment	$353.24	$340.91	3.6%	$350.79	$335.05	4.7%
LTL revenue per shipment, excluding fuel surcharges	$308.26	$293.56	5.0%	$305.46	$290.07	5.3%
LTL weight per shipment (lbs.)	1,545	1,557	(0.8)%	1,554	1,600	(2.9)%
Average length of haul (miles)	918	920	(0.2)%	918	917	0.1%
Average full-time employees	20,421	21,214	(3.7)%	20,733	20,434	1.5%

(1) -	In thousands
(2) -	Prior year intercity mile statistics have been adjusted to exclude miles related to non-LTL shipments.
Note:

Our LTL operating statistics exclude certain transportation and logistics services where pricing is generally not determined by weight. These statistics also exclude adjustments to revenue for undelivered freight required for financial statement purposes in accordance with our revenue recognition policy.

OLD DOMINION FREIGHT LINE, INC.
Balance Sheets

	September 30,	December 31,
(In thousands)	2019	2018
Cash and cash equivalents	$322,286	$190,282
Other current assets	484,692	515,947
Total current assets	806,978	706,229
Net property and equipment	2,927,894	2,754,943
Other assets (1)	157,546	84,111
Total assets	$3,892,418	$3,545,283

Current liabilities (1)	$396,862	$356,732
Long-term debt	45,000	45,000
Other non-current liabilities (1)	541,028	463,068
Total liabilities	982,890	864,800
Equity	2,909,528	2,680,483
Total liabilities & equity	$3,892,418	$3,545,283

(1)

On January 1, 2019, the Company adopted Accounting Standards Update 2016-02, “Leases” (Topic 842), which resulted in the recognition of right-of-use assets of approximately $67 million with corresponding lease liabilities on our Condensed Balance Sheet as of September 30, 2019.

Note: The financial and operating statistics in this press release are unaudited.

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